As filed with the Securities and Exchange Commission on June 4, 2013.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2797789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(617) 613-6000

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2006 Equity Incentive Plan

(Full title of the plan)

GAIL S. MANN, ESQ.

Chief Legal Officer and Secretary

Forrester Research, Inc.

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Name and address of agent for service)

(617) 613-6000

(Telephone number, including area code, of agent for service)

Copy to:

ROBERT V. JAHRLING, III, ESQ.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Offering Price	Amount of Registration Fee (4)
Amended and Restated 2006 Equity Incentive Plan, Common Stock, $.01 par value	783,025 shares	$35.7225	$27,971,610.56	$3,815.33

(1)	An additional 783,025 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Forrester Research, Inc. (“Forrester” or the “Company”) not previously registered have been authorized for issuance pursuant to Forrester’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the Plan will be 5,133,025 shares.
(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of the Company which results in an increase in the number of the Company’s outstanding shares of Common Stock.
(3)	The price of $35.7225 per share, which is the average of the high and low sales prices per share of Common Stock on the Nasdaq Global Select Market on May 30, 2013 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Calculated pursuant to Section 6(b) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

AND

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-136109), as filed by Forrester Research, Inc. (“Forrester”) with the Securities and Exchange Commission on July 28, 2006, is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 783,025 shares authorized under Forrester’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) not previously registered. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 80,000 was authorized by the Company’s Board of Directors on March 9, 2012 and such amendment was approved by the Company’s stockholders on May 8, 2012. The balance of the shares being registered hereby, 703,025 shares, is the Company’s good faith estimate of the number of shares that may be issued under the Plan, as originally approved by the Company’s Board of Directors on March 31, 2006 and by the Company’s stockholders on May 9, 2006, that relate to outstanding options granted under the Company’s 1996 Amended and Restated Equity Incentive Plan that are exercised or are satisfied, or terminate or expire, on or after May 9, 2006, without the delivery of such shares. The contents of the prior Registration Statement on Form S-8 (File No. 333-136109) are incorporated herein by reference, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Form S-8 will be sent or given to the employees who have been granted awards under the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated in this Registration Statement by reference as of their respective dates:

(a)	Forrester’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 18, 2013 (File No. 000-21433);

(b)	Forrester’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed on May 10, 2013 (File No. 000-21433), and Forrester’s Current Reports on Form 8-K filed February 13, 2013, March 22, 2013, April 1, 2013, April 24, 2013 and May 17, 2013 (File No. 000-21433); and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in Forrester’s Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 15, 1996 (File No. 000-21433).

All documents subsequently filed with the SEC by Forrester pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Forrester’s Restated Certificate of Incorporation provides that Forrester’s directors shall not be liable to Forrester or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation also provides that Forrester shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Forrester also maintains directors’ and officers’ liability insurance to insure its directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

ITEM 8.	EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the Common Stock of Forrester (filed as Exhibit 4 to Forrester’s Amended Registration Statement on Form S-1 previously filed with the SEC on November 5, 1996 (File No. 333-12761) and incorporated herein by reference).

Exhibit 4.2	Restated Certificate of Incorporation of Forrester (filed as Exhibit 3.1 to Forrester’s Amended Registration Statement on Form S-1 previously filed with the SEC on November 5, 1996 (File No. 333-12761) and incorporated herein by reference).

Exhibit 4.3	Certificate of Amendment of Certificate of Incorporation of Forrester (filed as Exhibit 3.1 to Forrester’s Annual Report on Form 10-K previously filed with the SEC on March 10, 2000 (File No. 000-21433) and incorporated herein by reference).

Exhibit 4.4	Amended and Restated By-Laws of Forrester (filed as Exhibit 3.3 to Forrester’s Annual Report on Form 10-K previously filed with the SEC on March 18, 2013 (File No. 000-21433) and incorporated herein by reference).

Exhibit 4.5	Amended and Restated 2006 Equity Incentive Plan (filed as Appendix A to Forrester’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2012 (File No. 000-21433) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a)	Forrester hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Forrester hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Forrester’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Forrester pursuant to applicable indemnification provisions, Forrester has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Forrester of expenses incurred or paid by a director, officer or controlling person of Forrester in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Forrester will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on June 4, 2013.

FORRESTER RESEARCH, INC.

By:	/s/ George F. Colony
George F. Colony
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints George F. Colony, Michael A. Doyle and Gail S. Mann, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements or amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Capacity In Which Signed	Date

/s/ George F. Colony George F. Colony	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 4, 2013

/s/ Michael A. Doyle Michael A. Doyle	Chief Financial Officer (Principal Financial Officer)	June 4, 2013

/s/ Scott R. Chouinard Scott R. Chouinard	Chief Accounting Officer (Principal Accounting Officer)	June 4, 2013

/s/ Henk W. Broeders Henk W. Broeders	Member of the Board of Directors	June 4, 2013

/s/ Robert M. Galford Robert M. Galford	Member of the Board of Directors	June 4, 2013

/s/ George R. Hornig George R. Hornig	Member of the Board of Directors	June 4, 2013

/s/ Gretchen Teichgraeber Gretchen Teichgraeber	Member of the Board of Directors	June 4, 2013

/s/ Michael H. Welles Michael H. Welles	Member of the Board of Directors	June 4, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the Common Stock of Forrester (filed as Exhibit 4 to Forrester’s Amended Registration Statement on Form S-1 previously filed with the SEC on November 5, 1996 (File No. 333-12761) and incorporated herein by reference).

Exhibit 4.2	Restated Certificate of Incorporation of Forrester (filed as Exhibit 3.1 to Forrester’s Amended Registration Statement on Form S-1 previously filed with the SEC on November 5, 1996 (File No. 333-12761) and incorporated herein by reference).

Exhibit 4.3	Certificate of Amendment of Certificate of Incorporation of Forrester (filed as Exhibit 3.1 to Forrester’s Annual Report on Form 10-K previously filed with the SEC on March 10, 2000 (File No. 000-21433) and incorporated herein by reference).

Exhibit 4.4	Amended and Restated By-Laws of Forrester (filed as Exhibit 3.3 to Forrester’s Annual Report on Form 10-K previously filed with the SEC on March 18, 2013 (File No. 000-21433) and incorporated herein by reference).

Exhibit 4.5	Amended and Restated 2006 Equity Incentive Plan (filed as Appendix A to Forrester’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2012 (File No. 000-21433) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).